THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

AMENDED & RESTATED GUARANTY AGREEMENT

     THIS AMENDED & RESTATED GUARANTY AGREEMENT (this “Guaranty”) is made and entered into as of, but not necessarily on, the 1st day of July, 2012, and between Arkanova Energy Corporation. a Nevada corporation (“Guarantor”),and Aton Select Funds Limited (the “Investor”)

Background

     A. On even date herewith Arkanova Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of Guarantor, Arkanova Acquisition Corp. (“Maker”), and the Investor (“Payee”), consummated the sale by Maker and the purchase by Payee of certain secured indebtedness of Maker (the “Indebtedness”), and to evidence the obligation of Maker to pay the Indebtedness Maker executed and delivered to Payee that certain amended & restated secured promissory note (the “Note”) evidencing Maker’s obligation to pay to Payee the principal and interest set forth therein; and

     B. As a material inducement to Payee purchase the Indebtedness and accept the Note as evidence of Maker’s obligation to pay for same, Guarantor, being the sole shareholder of Maker, has agreed to guarantee the payment of the indebtedness evidenced by the Note and the performance of the obligations of Maker under the Note pursuant to the terms and conditions set forth herein;

Terms and Conditions

     In consideration of the mutual benefits to be derived from the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

     1. Guarantee of Maker’s Obligations. Guarantor, as primary obligor and not merely as surety and intending to be legally bound hereby, hereby absolutely, irrevocably, unequivocally and unconditionally, guarantees to Payee the due, prompt and faithful performance of, compliance with and execution of all of the terms, provisions, conditions, covenants, warranties, obligations and agreements of Maker contained in, described in or pursuant to the Note and this Guaranty, including the prompt and full payment of all indebtedness of Maker to Payee arising pursuant to the Note and all renewals and extensions thereof, now existing or hereafter arising pursuant to the Note (the “Guaranteed Obligations”). In the event of default by Maker in payment or performance of the indebtedness evidenced by the Note, or any part thereof, when such indebtedness or other obligations become due, whether by maturity, prepayment or by acceleration, Guarantor shall, on demand and without further notice of dishonor, pay the amount due thereon to Payee. In the event of such payment is made by Guarantor, then Guarantor shall be subrogated to the rights then held by Payee with respect to the Guaranteed Obligations to the extent to which the Guaranteed Obligations were discharged by Guarantor. Upon payment by Guarantor of any sums to Payee hereunder, all rights of Guarantor against Maker arising as a result therefrom by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of all the obligations of Maker to Payee under the Note. This Guaranty shall be irrevocable by Guarantor until all of the Guaranteed Obligations have been finally, completely and indefeasibly paid in full and completely performed.

     2. Nondischargeability of Guaranty. Guarantor hereby agrees that Guarantor’s obligations under the terms of this Guaranty shall not be released, diminished, impaired, modified, affected or limited in any manner whatsoever by the occurrence of any reason or event, including without limitation, one or more of the following events: (a) the taking or accepting of any other security for any or all of the Guaranteed Obligations; (b) any indulgence, compromise, settlement or release which may be extended by Payee to Maker, Guarantor or any one or more other parties liable in whole or in part for the Guaranteed Obligations for such consideration as Payee may deem proper; (c) the lack of corporate power of Maker, the insolvency or bankruptcy of Maker, or any party at any time liable for the payment of any or all of the Guaranteed Obligations, whether now existing or hereafter occurring; (d) any renewal, extension, and/or rearrangement of the payment of any or all of the Guaranteed Obligations with or without notice to or consent of Guarantor; (e) any neglect, delay, omissions, failure, or refusal of Payee to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations; (f) the enforceability of all or any part of the Guaranteed Obligations against Maker by reason of the fact that the Guaranteed Obligations exceed the amount permitted by law, the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or the officers creating same acted in excess of their authority; (g) any payment by Maker to Payee is held to constitute a preference under the bankruptcy laws or if for any other reason Payee is required to refund such payment or pay the amount thereof to someone else; or (h) any impairment, modification, change, release or limitation of the liability of Maker or Guarantor, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any similar law or statute of the United States or the State of Texas.

     3. No Setoff. The obligations, guaranties, covenants, agreements and duties of Guarantor under this Guaranty are primary obligations of Guarantor and shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim that Maker, Guarantor or any other person or entity may have against Payee. The obligations of Guarantor set forth herein constitute recourse obligations of Guarantor enforceable against Guarantor to the full extent of Guarantor’s assets and properties.

     4. Continuation of Guaranty. Guarantor covenants that this Guaranty will not be discharged except by complete performance of the Guaranteed Obligations contained in this Guaranty. This Guaranty shall not be affected by, and shall remain in full force and effect notwithstanding, any bankruptcy, insolvency, liquidation, or reorganization of Maker or Guarantor.

     5. Reliance on Guaranty. Guarantor recognizes that Payee is relying upon this Guaranty and the undertakings of Guarantor hereunder in purchasing the Indebtedness and accepting the Note in connection therewith, and Guarantor further recognizes that the execution and delivery of this Guaranty is a material inducement to Payee in purchasing the Indebtedness and accepting the Note as evidence of Maker’s obligation to pay for same in accordance with the terms of the Note.

     6. Payments under Guaranty. All amounts to be payable under this Guaranty shall be payable at the address of Payee set forth in the Note or at such other address as Payee may from time to time designate in writing.

     7. Representations of Guarantor. Guarantor hereby represents, warrants and covenants to Payee as follows:

     (a) Authorization. Guarantor has all requisite corporate power and authority to execute, deliver and perform this Guaranty. The Guaranty constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws or equitable principles relating to or affecting creditors' rights generally.

     (b) Benefit to Guarantor. Guarantor has derived, or expects to derive, financial and other advantage and benefit, directly or indirectly, from the consummation of the transactions contemplated by the Note and the making of this Guaranty.

     8. Waiver. Guarantor hereby waives notice to Guarantor of the acceptance of this Guaranty, and of any default on the part of Maker of Maker’s obligations under the Note to Payee, and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby. Guarantor further waives diligence, presentment and suit on part of Payee in the enforcement of any liability, obligation or duty guaranteed by Guarantor hereunder.

     9. Enforcement of Guaranty. Guarantor agrees that Payee shall not be first required to enforce against Maker or any other person any liability, obligation or duty guaranteed hereby before seeking enforcement thereof against Guarantor. Suit may be brought and maintained against Guarantor by Payee to enforce any liability, obligation or duty guaranteed hereby without joinder of Maker or any other party or without Payee first exhausting Payee’s remedies against Maker or without Payee first exhausting Payee’s rights against any security which shall ever have been given to Payee to secure the payment or performance of the Guaranteed Obligations.

     10. Payment of Expenses and Attorneys’ Fees. Guarantor agrees to pay, on demand, and to save Payee harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred or expended by Payee in connection with the enforcement of or preservation of any rights under this Guaranty.

     11. Governing Law. THIS GUARANTY IS MADE, ENTERED INTO AND PERFORMABLE IN HARRIS COUNTY, TEXAS, AND ALL PAYMENTS ARE DUE AND PAYABLE IN TRAVIS COUNTY, TEXAS. CONSEQUENTLY, THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES AND ANY LITIGATION OR OTHER PROCEEDING AS BETWEEN GUARANTOR AND PAYEE THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH OR BY REASON OF THIS GUARANTY SHALL BE BROUGHT IN THE APPLICABLE FEDERAL OR STATE COURT IN AND FOR HARRIS COUNTY, TEXAS WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE.

     12. Termination of Guaranty. This Guaranty shall terminate and be of no further force or effect upon the payment of the Guaranteed Obligations in full.

     13. Reformation and Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof (i) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and (ii) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     14. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its heirs, personal representatives, successors and permitted assigns. Guarantor may not assign or transfer any of Guarantor’s rights or obligations hereunder without the prior written consent of Payee. In the event of an assignment by Payee of its rights or interest in the Guaranteed Obligations including the Note, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned shall automatically pass with a transfer or assignment of the Note or any interest therein to any holder thereof.

     15. Entire Agreement. This Guaranty embodies the final, entire agreement of Guarantor with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, representations and understandings, whether written or oral, relating to this Guaranty.

     16. Effect on Prior Guaranty. This Guaranty replaces that certain Guaranty issued by Guarantor to Investor entered into as of October 1, 2009, which the parties hereby agree is cancelled and of no further force or effect.

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Guarantor Signature

     To evidence the binding effect of the foregoing terms, Guarantor has executed and delivered this Guaranty as of, but not necessarily on, the date first above written.

ARKANOVA ENERGY CORPORATION

By:	/s/Pierre Mulacek
Pierre Mulacek, President

ACCEPTED:

ATON SELECT FUNDS LIMITED

By:	/s/David Dawes
David Dawes
Director